                                                           Exhibit No. EX-99.l.1

                   Genworth Financial Wealth Management, Inc.
                     2300 Contra Costa Boulevard, Suite 600
                      Pleasant Hill, California 94523-3967

Genworth Variable Insurance Trust
2300 Contra Costa Boulevard, Suite 600
Pleasant Hill, California 94523-3967

Ladies and Gentlemen:

     We are writing with regard to our purchase of 10,000  shares of  beneficial interest  of the  shares  (the  "Shares")  of the  series of  Genworth  Variable
Insurance  Trust (the "Trust") as set forth below, at a purchase price of $10.00 per share  pursuant  to a private  offering  prior to the  effectiveness  of the registration  statement filed by the Trust on Form N-1A under the Securities Act of 1933,  as amended,  and the  Investment  Company Act of 1940, as amended (the
"1940 Act"):

Fund                                                           Number of Shares
Genworth Calamos Growth Fund                                        2,000
Genworth Columbia Mid Cap Value Fund                                1,000
Genworth Davis NY Venture Fund                                      1,000
Genworth Eaton Vance Large Cap Value Fund                           1,000
Genworth Legg Mason Partners Aggressive Growth Fund                 1,000
Genworth PIMCO StocksPLUS Fund                                      1,000
Genworth Putnam International Capital Opportunities Fund            1,000
Genworth Thornburg International Value Fund                         1,000
Genworth Western Asset Management Core Plus Fixed Income Fund       1,000

     The Shares were  purchased  pursuant to Section 14 of the 1940 Act to serve as the seed money for the Trust prior to the commencement of the public offering of its  shares.  This is to advise  you that these  Shares  were  purchased  for investment  purposes only and that we have no present  intention of redeeming or reselling the Shares so acquired.

Sincerely,

/s/Carrie E. Hansen
Carrie E. Hansen
Senior Vice President, Chief Operations Officer